EXHIBIT 3.1
BYLAWS OF
BANCSHARES OF GRANITE CORPORATION
(now known as Bank of Granite Corporation)
ARTICLE I
MEETINGS OF SHAREHOLDERS
     1. Annual Meeting. The annual meeting of the shareholders shall be held at such time of day as the Board of Directors shall determine on the fourth Monday in March of each year at its principal office in the State of North Carolina unless a different time or place, either within or without Delaware, is designated by the Directors.
     2. Special Meetings. Special meetings of the shareholders may be called by the President, the Chairman of the Board of Directors, or a majority of the Board of Directors. The place of such meetings shall be designated by the directors.
     3. Notice of Shareholder Meetings. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given either personally or by mail by or at the direction of the President, Secretary, or directors calling the meeting, to each shareholder entitled to vote at the meeting. Unless otherwise required by law, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, and, if mailed, shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.
     4. Quorum Requirements. Absent a provision in the Certificate of Incorporation stating otherwise, a majority of the shares entitled to vote shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum by a majority of those present and entitled to vote. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and the adjournment is for thirty (30) days or less. When any one (1) adjournment is for more than thirty (30) days or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. When a quorum is present at any meeting, a majority in interest of the stock there represented shall decide any question brought before such meeting, unless the question is the one upon which, by express provision of this Corporation’s Certificate, these Bylaws or by the laws of Delaware, a larger or different vote is required, in which case such express provisions shall govern the decision of such question.
     5. Record Date. The directors may fix in advance of any meeting a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting.

     6. Voting and Proxies. Every shareholder entitled to vote at a meeting may do so either in person or by written proxy, which proxy shall be filed with the Secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of three (3) years from the date of its execution unless otherwise provided in the proxy.
ARTICLE II
BOARD OF DIRECTORS
     1. Composition of Board of Directors. The corporation shall have a Board of Directors consisting of active directors, whose qualifications, election, number, etc. are described and discussed in this Article II and throughout these Bylaws. The corporation shall also have advisory directors with limited rights, as described in Section 12 of this Article II. Whenever the terms “director” or “Board of Directors” or “Board” are used herein or in other corporate documents, the terms shall include active directors only, unless the word “advisory” is used in conjunction therewith.
     2. Qualification and Election of Active Directors. Once the corporation becomes a bank holding company under the Bank Holding Company Act of 1956, as amended, directors must be shareholders. Directors who are not officer of the corporation shall not stand for re-election at the annual meeting of shareholders in the year in which they reach age 72. For example, if a director will be 72 at any time during the calendar year, he would not be eligible for election as a director at the annual meeting of the shareholders held in that calendar year. In addition, directors must have been residents of North Carolina for at least one year prior to their election to the Board, may not serve as attorney for any other financial institution or bank or savings and loan holding company, and may not be a member of the Board of Directors of any other financial institution or bank or savings and loan holding company. In the event that an non-officer director attains age 72 during his or her term of office, he or she shall serve only until the next annual meeting of shareholders after his or her 72nd birthday, at which time his or her successor shall be appointed to serve out the remainder of his or her term. The Board of Directors, by majority vote, shall have the authority, without further approval of the shareholders, to implement staggered terms for directors, i.e. the terms of one-third (or as near one-third as possible) of the directors shall be one year, the terms of one-third shall be two years and the terms of one-third shall be three years. Thereafter, one-third of the directors shall be elected by a majority of the votes cast at each annual meeting of the shareholders, or by similar vote at any special meeting called for the purpose, to serve three year terms. Each director shall hold office until the expiration of the term for which he or she is elected, except as stated above, and thereafter until his or her successor has been elected and qualified. Any vacancy occurring in the Board or Directors, including vacancies occurring in the Board by reason of removal, shall be filled by appointment by the remaining directors, and any director so appointed shall serve for the unexpired term of his or her predecessor or if there is no predecessor until the next election of the directors of that class.
     3. Nomination Procedures. Nominees to be proposed for election to the Board of Directors of the corporation, other than nominations made by the existing Board of Directors,

must be given in writing to the Secretary of the corporation and received no later than 90 days prior to the month and day that the proxy materials regarding the last election of directors to the Board of the corporation were mailed to shareholders. Notice must include the full name of the directors, his age and date of birth, his educational background, and a list of business experience and positions held for at least the preceding five years. The notice must include home and office addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by the corporation as part of its disclosures in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a stockholder present in person and the nominee must be present in person at the meeting for the election of directors. A vote for a person who has not been duly nominated pursuant to this Article II Section 3 shall be void.
     4. Number. The maximum number of active directors is fixed by the Certificate and may be altered only by amendment thereto, but shall never be less than the number required by law. The Board of Directors may, by a vote of the majority of the full Board, between annual meetings of the shareholders, increase the membership of the Board up to the maximum number set out in the Certificate and by like vote appoint qualified persons to fill the vacancies created thereby for full terms.
     5. Meetings. The annual meeting of the Board of Directors shall be held immediately after the adjournment of the annual meeting of the shareholders, at which time the officers of the Corporation shall be elected. The Board may also designate more frequent intervals for regular meetings. Special meetings may be called at any time by any one director or any two officers of the Corporation.
     6. Notice of Directors’ Meetings. The annual and all regular Board meetings may be held without notice. Special meetings shall be held with not less than one hour notice of such meeting to be given to each director, which notice shall be given on a best efforts basis by those calling the meeting.
     7. Quorum and Vote. The presence of a majority of the directors shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the vote of a greater number is required by the Certificate, these bylaws, or by the laws of Delaware.
     8. Action by Written Consent. Any action taken by the Board or any Committee without a meeting, in respect to any corporate matter, is valid action if either before or after such action is taken, all members of the Board or Committee sign and file with the Secretary, for inclusion in the corporate minute book, a memorandum showing the nature of the action taken.
     9. Appointment of Chairman, Executive and Other Committees. The Chairman of the Board of Directors of the Corporation shall also serve as an officer of the Corporation. The Board of Directors by resolution may designate one or more committees, consisting of one or more directors and may delegate to such Chairman, committee or committees any and all such authority as it deems desirable, including the right to delegate to an executive committee the power to exercise all the authority of the Board of Directors in the management of the affairs and property of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum exists, may unanimously appoint another Board member to act at the meeting in the place of the disqualified or absent member.
     10. Powers. In addition to other powers specifically set out herein or that apply under Delaware or other applicable law, the Board of Directors and any committees thereof shall have the power to manage and administer the affairs of the Corporation and to do and perform all lawful acts with respect to the affairs of the Corporation except those that may be specifically reserved to the shareholders under Delaware or other applicable law.
     11. Contracts with Interested Directors. No contract or other transaction between this Corporation and any other corporation shall be affected by the fact that any director of this Corporation is interested in, or is a director or officer of, such other corporation, and any director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of this Corporation or in which this Corporation is interested; and no contract, or other transaction, of this Corporation with any person, firm, or corporation, shall be affected by the fact that any director of this Corporation is a party to, or is interested in, such contract, act, or transaction, or is in any way connected with such person, firm, or corporation, and every person who may become a director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association, or corporation in which he may be in any way interested.
     12. Emeritus Directors. Any director who is not eligible for re-election due to the age restriction in Article II of these Bylaws will be eligible for designation as “Director Emeritus”, be entitled to attend all regular Board meetings, and be reimbursed in the amount of 50% of the regular Director’s fee for each meeting attended. A Director Emeritus will continue in this capacity, if he so chooses, until he reaches the age of 80, at which time he will end all affiliation with the Board of Directors. Directors Emeritus shall not have voting power, nor may they serve as active members of any committee. Directors Emeritus shall not incur the responsibilities or liabilities which vest with active directors.
ARTICLE III
OFFICERS
     1. Number. The Corporation shall have a President, a Chairman of the Board, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors shall from time to time deem necessary. Any two or more offices may be held by the same person.
     2. Election and Term. The officers shall be elected by the Board at its annual meeting. Each officer shall serve until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified.

     3. Duties. All officers shall have such authority and perform such duties in the management of the Corporation as are normally incident to their offices and as the Board of Directors may from time to time provide.
ARTICLE IV
RESIGNATIONS, REMOVALS AND VACANCIES
     1. Resignations. Any officer or director may resign at any time by giving written notice to the Chairman of the Board of Directors, the President, or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its acceptance by the Board of Directors.
     2. Removal of Officers. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.
     3. Removal of Directors. Any or all of the directors may be removed with cause by the requisite vote of shareholders pursuant to the provisions of this Corporation’s Certificate and Delaware law.
     4. Vacancies. Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in any office or directorship for any reason, including removal of an officer or director, may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists.
ARTICLE V
CAPITAL STOCK
     1. Stock Certificates. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware, and shall be entered in the books of the Corporation and registered as they are issued. Any certificate shall be in such form as may from time to time be prescribed by the Board of Directors. Each certificate shall bear the Corporation seal and shall be signed either manually or by facsimile, by (i) the Chairman of the Board, the President or a Vice President and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or registrar or by any other officer or agent designated by the Board of Directors.
     Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Delaware, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s Certificate of Incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation.

     2. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation.
     Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto, and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
     The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of all shares of stock.
     3. Loss of Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon the Corporation may issue, (i) a new certificate or certificates of stock, or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation and alleged to have been lost, stolen or destroyed.
ARTICLE VI
INDEMNIFICATION
     Any person and his or her heirs, executors, or administrators, may be indemnified or reimbursed by the Corporation for reasonable expenses actually incurred in connection with any threatened, pending or completed action, suit or proceeding, civil, administrative, investigative or criminal, in which any of them shall have been made a party by reason of a person being or having been a director, officer, or employee of the Corporation or of any firm, corporation, or organization which that person served in any such capacity at the request of the Corporation; provided, that person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and with respect to criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful and, provided further, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Corporation, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such a person and his or her heirs, executors, or administrators may be entitled as a matter of law.
     The Corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, and other employees to the extent that such indemnifications are allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.
ARTICLE VII
AMENDMENT OF BYLAWS
     These bylaws may be amended, added to, or repealed by a majority vote of the entire Board of Directors or by the affirmative vote of the holders of at least 80% of the voting stock of the Corporation.
As amended on October 15, 2007.